                 DATED                             July 1, 1994

                               ACN NO. 005 647 496

                               MOLDFLOW PTY. LTD.

                               ALAN ROLAND THOMAS

                                SERVICE AGREEMENT

                         MINTER ELLISON MORRIS FLETCHER
                                   Solicitors
                                40 Market Street
                               MELBOURNE VIC 3000
                                DX 204 MELBOURNE

                             Telephone (03) 617 4617
                             Facsimile (03) 617 4666
                            Reference JJS 932926 CML

                                TABLE OF CONTENTS

1.   DEFINITIONS .......................................................    1

2.   CONTRACT OF EMPLOYMENT ............................................    4

3.   TERM OF EMPLOYMENT ................................................    4

4.   RESPONSIBILITIES OF THE EXECUTIVE .................................    5

5.   REMUNERATION AND TERMINATION BENEFITS .............................    6

6.   TERMINATION .......................................................    7

7.   CONFIDENTIALITY ...................................................   10

8.   NON COMPETITION ...................................................   11

9.   COMPANY RECORDS ...................................................   15

10.  PATENT AND COPYRIGHT ..............................................   16

11.  EXECUTIVE'S LIABILITY .............................................   17

12.  LEAVE .............................................................   17

13.  ARBITRATION .......................................................   18

14.  FURTHER ASSURANCES ................................................   18

15.  CONTINUANCE .......................................................   19

16.  NOTICE ............................................................   19

17.  SEVERANCE .........................................................   20

18.  PROPER LAW ........................................................   20

19.  ASSIGNMENT ........................................................   20

20.  ENTIRE AGREEMENT ..................................................   21

21.  NO WAIVER .........................................................   21

22.  MODIFICATION ......................................................   21

23.  INTERPRETATION ....................................................   22


REMUNERATION SCHEDULE

                                  CONFIDENTIAL

                          SERVICE AGREEMENT - EXECUTIVE

AGREEMENT dated

BETWEEN        MOLDFLOW PTY. LTD.

AND            ALAN ROLAND THOMAS
                     OF
               10 CITRON AVENUE, BALWYN in the State of Victoria

RECITAL

The Executive has agreed to serve the Company upon the terms and conditions contained in this Agreement.

AGREEMENT

1.    DEFINITIONS

1.1   In this Agreement and unless a contrary intention appears:

      `ASSOCIATE' in relation to a natural person includes:

      (a) the spouse, brother, sister, lineal ancestor and lineal descendant of the natural person;

      (b) the trustee or trustees of any trust under which the Persons described in paragraph (a) hereof or any of them may benefit; and

      (c) any other Person or Persons in concert with whom the natural person is acting, proposes to act or is or proposes to become associated, whether informally or formally, in any way in respect of the matter to which the reference relates;

      `ASSOCIATE' in relation to a corporation includes:

      (a)   a director secretary and shareholder of the corporation;

      (b)   a corporation that is a Related Corporation or an Associated Entity;

      (c) a director secretary and shareholder of such Related Corporation or Associated Entity;

      (d) the trustee or trustees of any trust under which the Persons described in paragraphs (a), (b) and (c) hereof or any of them may benefit; and

      (e) any Person or Persons in concert with whom the corporation is acting or proposes to act or is or proposes to become associated, whether informally or formally, in any other way in respect of the matter to which the reference relates;

      `ASSOCIATED ENTITY' means any corporation, company, trust, partnership or other entity in which the Company or a Related Corporation has an interest, whether direct or indirect, of 20% or more;

      `BOARD' means the Board of Directors of the Company from time to time;

      `COMMENCEMENT DATE' means 1 July 1994 or such other date as the parties hereto may agree;

      `COMPETITOR' means for the purposes of sub-paragraph 6.4(c)(i) of this Agreement any Person who is, in the reasonable opinion of the Company, a competitor of the Company and the Related Corporations and Associated Entities of the Company or any of them;

      `CUSTOMER' means for the purposes of sub-paragraph 6.4(c)(i) of this Agreement any Person who is, in the reasonable opinion of the Company, a customer of the Company and the Related Corporations and Associated Entities of the Company or any of them;

      `ENTITLEMENT' has the same meaning as in section 609 of the Corporations Law;

      `INITIAL PERIOD' means the period of 3 calendar years;

      `PATENT APPLICATION' includes in relation to a patent application any continuation, continuation in part, division, re-issue or substitution of lieu thereof;

      `PATENT RIGHTS' means all rights of patents and/or Patent Applications both in Australia and elsewhere in the World relating to each discovery, invention, secret process or improvement in procedure referred to in clause 10 of this Agreement whether in whole or in part including any re-issues, continuations and continuations in part or any substitutions of the patent applications;

      `PERSON' and words signifying persons include individuals, firms, partnerships, bodies corporate, associations and governments and governmental, semi-governmental and local authorities and agencies;

      `PROPRIETARY RIGHTS' means all rights and interest in every process and improvement in procedure referred to in clause 10 of this Agreement and its manufacture and use and shall include, but not be limited to, ideas, knowhow, technology, confidential information, customer lists, data and trade secrets;

      `RELATED CORPORATION' has the same meaning as in section 50 of the Corporations Law;

      `RECOGNISED STOCK EXCHANGE' means Australian Stock Exchange Limited or any other body corporate that is declared by regulations made pursuant to the Corporations Law as a securities exchange for the purpose of the Corporations Law;

      `RELEVANT INTEREST' has the same meaning as in Part 1.2 Division 5 of the Corporations Law;

      `REMUNERATION SCHEDULE' means the remuneration schedule to this Agreement which is annexed to, and forms part of, this Service Agreement, as amended from time to time;

1.2 Each word or expression not defined in sub-clause 1.1 of this Agreement but used in this Agreement and defined in the Remuneration Schedule shall have the same meaning as defined in the Remuneration Schedule.

1.3 Where there is any conflict between the provisions of this Agreement and the Remuneration Schedule, the provisions of this Agreement prevail and upon a written request being received from any party, all parties must cause the Remuneration Schedule to be amended in order to remove that conflict.

2.    CONTRACT OF EMPLOYMENT

      The Company agrees to employ the Executive and the Executive agrees to serve the Company as an executive on the terms and conditions hereinafter contained.

3.    TERM OF EMPLOYMENT

3.1 Subject to termination pursuant to clause 6 of this Agreement, the Executive's employment with the Company pursuant to this Agreement shall be for the Initial Period commencing on the Commencement Date and thereafter for such further period as is agreed between the Company and the Executive pursuant to sub-clauses 3.2 and 3.3. If no such further period is agreed between the Company and the Executive, this Agreement will terminate at the expiration of the Initial Period.

3.2 If the Executive is not in breach of this Agreement the Executive may by notice in writing given to the Company not later than 6 months before the expiration of the Initial Period extend the period of this Agreement for a further period of 12 months.

3.3   (a)   Not later than 6 months before the expiration of the Initial
            Period or any further period under clause 3.2, the Company and the Executive must confer with the view to reaching agreement as to whether the term of employment of the Executive must be extended and, if so, on what terms.

      (b) Each party shall advise the other party no later than 3 months (or such other period as they may agree in writing) prior to the expiration of the Initial Period or any further period under clause
            3.2 of their decision regarding the matters referred to in paragraph 3.3(a).

3.4 The terms of any further employment agreed pursuant to this clause shall be governed by this Agreement except to the extent that the terms of this Agreement are varied in writing by the parties.

4.    RESPONSIBILITIES OF THE EXECUTIVE

      During his employment under this Agreement, the Executive must:

      (a) undertake such duties and exercise such powers, authorities and discretions in relation to the business of the Company as the Board or the Chief Executive Officer shall from time to time delegates to him;

      (b) in the discharge of such duties and the exercise of such powers, authorities and discretions, conform to observe and comply with the directions, restrictions and regulation of the Board or the Chief Executive Officer made or given from time to time;

      (c) comply with all legal requirements, statutory or otherwise, pertaining to his position and responsibilities;

      (d) at all times comply with all lawful orders and instructions given to him by the Board or the Chief Executive Officer and comply in all respects with all or any rules and regulations which have been or may after the date of this Agreement be established by the Company for the conduct of its employees;

      (e) faithfully serve the Company and at all times use his best endeavours to promote the interests of the Company for the time being;

      (f) devote the whole of his attention, time and ability to the performance of his duties pursuant to this Agreement during the reasonable normal working hours prescribed by the Company and at such other times as may be reasonably necessary;

      (g) not without the written consent of the Company, which must not be unreasonably withheld, during the continuance of this Agreement be engaged or interested, either directly or indirectly, in any capacity in any other trade, business or occupation whatsoever whether or alone jointly with or as a director, manager, agent or servant of any other Person but nothing herein shall prevent the Executive from having an entitlement to not more than 10% of the ordinary shares in any company whose share capital is quoted or dealt in on a Recognised Stock Exchange and which is not carrying on business in competition with the Company.

5.    REMUNERATION AND TERMINATION BENEFITS

      The Executive's remuneration and termination benefits shall be determined in accordance with the provisions of the Remuneration Schedule.

6.    TERMINATION

6.1 Notwithstanding anything contained in this Agreement or in the Remuneration Schedule, this Agreement and the Remuneration Schedule may forthwith and with such notice (if any) as is provided in this clause or payment in lieu of such notice (if any) as is provided in this clause be determined by the Company at its absolute discretion if any one or more of the following events occur:

      (a)   the Executive commits wilful misconduct, fraud or dishonesty;

      (b) the Executive commits a material breach of this Agreement which is not in the reasonable opinion of the Company reasonably capable of remedy by the Executive;

      (c) the bankruptcy of the Executive or the committing by the Executive of an act of bankruptcy;

      (d)   the Executive becomes of unsound mind;

      (e) the use or abuse of alcohol or drugs by the Executive to the extent that, in the opinion of the Company, the Executive is no longer able properly to perform his functions under this Agreement;

      (f)   the conviction of the Executive of an indictable criminal offence;

      (g) the Executive fails to perform or observe any of the terms or provisions of this Agreement for a period of at least 30 days (or such longer period as may be agreed by the parties) following the receipt of a written notice from the Company which:

            (i)   specifies the nature of the Executive's failure; and

            (ii) advises the Executive that should the failure continue for a period 30 days (or such longer period as has been agreed by the parties) from the date of the service of the notice, his employment may be terminated forthwith;

      (h) the Executive is prevented from carrying out his duties in a proper and business like manner by reason of sickness, ill health or injury for any consecutive period of not less than three months or for an aggregate of 100 working days in any 12 calendar month period;

      (i) the Company suspends or ceases its operations or a substantial portion thereof; or

      (j) the Executive fails to disclose an interest which, in the opinion of the Company, has caused a conflict between the Executive's duty to the Company and any other duty to which the Executive may be subject, directly or indirectly.

      The parties acknowledge and agree that each of the above grounds for termination are separate and distinct and shall not operate in any way to limit the generality of any other ground or grounds of termination set out above, all of which shall have at all times independent operation.

6.2 The notice required for termination in each of the foregoing events is as set out below:

      EVENT             NOTICE

      (as set out in sub-clause 6.1)

      (a)   No period of notice required.

      (b)   No period of notice required.

      (c)   No period of notice required.

      (d)   6 months notice.

      (e)   No period of notice required.

      (f)   No period of notice required.

      (g)   No period of notice required.

      (h)   6 months notice.

      (i)   6 months notice.

      (j)   No period of notice required.

6.3 The Company may elect to make a payment to the Executive in lieu of notice provided for in sub-clauses 6.2 or 6.5 and such payment will be the amount equal to that proportion of the Executive's then current total remuneration attributable to the period of notice (if any). If no period of notice is required pursuant to sub-clause 6.2 of this Agreement, no payment in lieu of notice is required.

6.4   (a)   The Executive may, upon and only upon having served as an
            employee of the Company pursuant to this Agreement for a period of not less than 2 1/2 years, terminate this Agreement by giving the Company not less than 6 months written notice of termination.

      (b) The Company may choose to waive service of the notice period given by the Executive pursuant to sub-clause 6.4(a) of this Agreement and, in such case, shall, subject to sub-clause 6.4(c) of this Agreement, pay the Executive an amount equal to that proportion of the Executive's total remuneration attributable to the waived period of notice as if the employment had continued during the waived period.

      (c)   (i)   If the Executive intends entering into the employment of, or does so enter into the employment of, a Competitor or Customer during the period of written notice of termination given by the Executive pursuant to sub-clause 6.4(a) of this Agreement, then and in that event the Company will not be under any obligation to make any payments to the Executive pursuant to sub-clause 6.4(b) of this Agreement in lieu of such waived period of notice and the Executive must forthwith refund to the Company any moneys paid under that sub-clause by the Company to the Executive.

            (ii) For the purposes of sub-clause 6.4(c)(i), the phrases `entering into the employment of' and `enter into the employment of' includes being or becoming directly or indirectly a member, shareholder, director, employee, consultant, agent or senior executive in, of, for, to or in respect of (as the case may be) any Person or Persons.

6.5 If during the term of this Agreement there is a change to the Executive's employment conditions which, by an objective reasonable standard, is to his material detriment, the Executive may at any time during the period of 3 months after that change, elect to terminate this Agreement and the Remuneration Schedule by not less than 3 months written notice to the Company.

7.    CONFIDENTIALITY

7.1   The Executive must:

      (a) not, except as authorised or required by his duties as an employee of the Company, reveal to any Person or Persons any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the Company's business or the organisation, business finances, transactions or affairs of the Company which may come to his knowledge during or at any time after the continuance of this Agreement;

      (b) keep with complete secrecy all confidential information entrusted to him;

      (c) not use or attempt to use, nor assist any other person to use or attempt to use, any such information in any manner which may injure or cause loss either directly or indirectly to the Company or its business or may be likely so to do.

7.2 Each restriction set out in sub-clause 7.1 will continue to apply after the termination of this Agreement without limitation in point of time but will cease to apply to information which comes into the public domain other than by breach of this Agreement or by any breach of any other duty or obligation of confidentiality owed to the Company.

7.3 For the purposes of this clause 7, `Company' includes jointly and severally the Company and each Related Corporation of the Company and each Associated Entity of the Company.

8.    NON COMPETITION

8.1 In consideration of the employment of the Executive and other valuable consideration whether directly or indirectly received by the Executive from the Company and to reasonably protect the goodwill and the business of the Company, the Executive agrees with the Company that:

      (a) this clause will have effect as if it were several separate covenants and restraints consisting of each separate covenant and restraint obtained by the combinations set out in paragraph (b) of this sub-clause combined with each separate period of time set out in paragraph (c) of this sub-clause and of each such separate combination combined with each separate area set out in paragraph
            (d) of this sub-clause and if any of these several separate covenants and restraints are or become invalid or unenforceable for any reason, then that invalidity or unenforceability will not affect the validity or enforceability of any of the other separate covenants and restraints;

      (b) without the prior written consent of the Company, the Executive will not, whether directly or indirectly, for the periods and within the areas specified in sub-clauses 8.1(c) and (d) respectively:

            (i)   be:

                  (A)   a member, or

                  (B)   a shareholder, or

                  (C)   a debenture holder, or

                  (D)   a director, or

                  (E)   an employee, or

                  (F)   a consultant, or

                  (G)   an agent, or

                  (H)   senior executive

                  in, of, for, to, or in respect of (as the case may be) any,

                  A.    corporation, or

                  B.    Person, or

                  C.    firm, or

                  D.    business, or

                  E.    trust

                  which is engaged in or carries on any business within the defined areas which is or, in the reasonable opinion of the Company, is likely to be during the period of restraint in competition to any material extent with any business carried on by the Company or any Related Corporation or Associated Entity (`Specified Business');

            (ii) for himself or in any of the capacities listed in sub-paragraph 8.1(b)(i) or otherwise:

                  (A) induce or solicit any employee or agent of the Company or any Related Corporation or Associated Entity of the Company to leave the employment or agency of the

                        Company or such Related Corporation or Associated
                        Company;

                  (B) approach or accept any approach from any customer of the Company or any Related Corporation or Associated Entity of the Company with the view to soliciting for himself the business of that customer;

                  (C) seek to obtain orders in respect of any services provided by the Company or any Related Corporation or Associated Entity of the Company to any Person who at the date of determination or termination of this Agreement is a customer of, or in the habit of dealing with, the Company or any Related Corporation or Associated Entity of the Company or represents himself as being in any way connected or having formerly been connected with or interested in the Specified Business;

                  (D) compete or seek to compete with the Company or any Related Corporation or Associated Entity of the Company in the Specified Business or in any way interfere with the Specified Business;

      (c)   the periods referred in paragraph 8.1(b) are:

            (i) during the period of 1 year from the date of termination of this Agreement;

            (ii) during the period of 6 months from the date of termination of this Agreement;

      (d)   the areas referred to in paragraph 8.1(b) are:

            (i)    Australia;

            (ii)   Victoria;

            (iii)   New South Wales;

            (iv)    Queensland;

            (v)     Western Australia;

            (vi)    Tasmania;

            (vii)   Australian Capital Territory;

            (viii)  Northern Territory;

            (ix)    United States of America;

            (x)     Great Britain;

            (xi)    Japan;

            (xii) each other place where the Company has an office, agency or established presence.

8.2   The parties agree that:

      (a) any combination of the acts referred to in paragraph 8.1(b) by the Executive for the separate periods and within the separate areas referred to would be unfair and calculated to damage the Specified Business and would lead to substantial loss to the Company;

      (b) each separate covenant and restraint in this Agreement is reasonable and that substantial consideration has been received for it both directly and indirectly by the party to be restrained by these covenants and that the Executive who is affected by this clause has been responsible for and approves its drafting;

      (c) the words `directly or indirectly interested or engaged in or concerned with' will be given the widest possible interpretation and will include without limitation management without salary, advising or influencing a competitive business on a continuing basis (whether for direct remuneration or benefit or otherwise), establishing or being interested in or influencing such a competitive business through any association or arrangement with any Person, nominee or trust in or over which any interest or influence (absolute or partial) is held.

8.3 The provisions of this clause 8 do not in any way operate to limit the generality of any other clause of this Agreement, all of which will have at all times independent operation unrestricted by provisions of this clause 8.

8.4 The Executive must not, after the termination of this Agreement for any cause whatever, represent himself as being in any way connected with or interested in the business of the Company or any Related Corporation or Associated Entity of the Company.

9.    COMPANY RECORDS

9.1 The Executive must not, during his employment with the Company or at any time after the termination of his employment, irrespective of the time, manner or cause of such termination of his employment, directly or indirectly disclose to any Person or Persons the requirements of the Company or any Related Corporation or Associated Entity of the Company or the name and address of any customer of the Company or any Related Corporation or Associated Entity of the Company. This restriction shall continue to apply after the termination of this Agreement without limitation in point of time.

9.2 The Executive must not, during the continuance of this Agreement, make otherwise than for the benefit of the Company any notes or memoranda relating to any matter within the scope of the business of the Company or any Related Corporation or Associated Entity of the Company or concerning any of the dealings or affairs of the Company or any Related Corporation or Associated Entity of the Company.

9.3 The Executive must, upon the termination of his employment with the Company, irrespective of the time, manner or cause of such termination, surrender to the Company all lists, and all notes and other documents relating to the business of the Company or any Related Corporation or Associated Entity of the Company and all other property whatever belonging to the Company or any Related Corporation or Associated Entity of the Company and the Executive agrees not to retain any copies of documents belonging to the Company or any Related Corporation or Associated Entity of the Company.

9.4 The provisions of this Agreement are in addition to and not in derogation of any of the common law rights of the Company pertaining to the Executive's services with the Company.

10.   PATENT AND COPYRIGHT

10.1 The Executive acknowledges and agrees that he will forthwith disclose to the Company any discovery, invention, literary artistic or musical work, secret process or improvement in procedure made, developed or discovered by the Executive whilst in the service of the Company in connection with or in any way affecting or relating to the business of the Company or any Related Corporation or Associated Entity of the Company or capable of being used or adopted for use with that business or in connection with that business and any copyright, Patent Rights and Proprietary Rights attaching to any of them all of which will belong to and be the absolute property of the Company.

10.2 The Executive, if and whenever required by the Company so to do (whether during or after the termination of his employment), must at the expense of the Company or its nominee apply or join in applying with the Company (at the discretion of the Company) for letters patent or other similar protection in Australia or in any other part of the world for any such invention, secret process or improvement as referred to in sub-clause 10.1 and execute all instruments and do all things necessary for vesting the letters patent or other similar protection when obtained and all right and title to and interest in them (including all Patent Rights and Proprietary Rights) in the Company or its nominee absolutely and as sole beneficial owner or such other person as the Company may require.

10.3 The Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument, act or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or secretary of the Company that any instrument or act falls within the authority hereby conferred will be conclusive evidence that such is the case.

10.4 The provisions of this clause will continue to apply after the termination of this Agreement but without limitation in point of time.

11.   EXECUTIVE'S LIABILITY

      The Executive indemnifies and undertakes to keep indemnified the Company and each Related Corporation or Associated Entity of the Company in respect of loss or damage suffered or incurred by the Company or any Related Corporation or Associated Entity of the Company, where such loss or damage arises or is incurred as a direct result of any wilful breach of the Executive's obligations under the terms of this Agreement. Without in anyway limiting the generality of any other provision of this Agreement, this clause 11 is in addition to and not in derogation of any of the common law or other rights of the Company pertaining to the Executive's services with the Company.

12.   LEAVE

12.1 The Executive will be entitled to 4 weeks annual leave in each year of his employment and during such leave will be entitled to the receipt of total remuneration as provided in the Remuneration Schedule. Leave must be taken at such time or times as agreed upon by the Company and the Executive.

12.2 The Executive will be entitled to 5 days sick leave for each completed year of service of his employment, and during such leave will be entitled to the receipt of total remuneration as provided in the Remuneration Schedule. Any sick leave entitlement not used in any year will accrue and may be utilized in any subsequent year. Any sick leave entitlement not utilized at the date of termination of employment lapses.

12.3 The Company may, at its discretion, grant to the Executive special leave for purposes other than those referred to in sub-clause 12.1 of 12.2 on such terms as the Company may consider appropriate.

13.   ARBITRATION

      If any difference or dispute should arise between the parties to this Agreement as to the meaning of any of the terms and conditions of this Agreement or the Remuneration Schedule or as to the rights, duties or obligations of either party under this Agreement or the Remuneration Schedule or as to any matter or thing arising out of this Agreement or the Remuneration Schedule, the difference or dispute must be submitted to arbitration in Victoria, Australia at the Australian Centre for International Commercial Arbitration in accordance with and subject to the Institute of Arbitrators Australia Rules for the conduct of commercial arbitrations.

14.   FURTHER ASSURANCES

      Each of the parties hereto must, and shall use their best endeavours to procure their Associates to, sign, execute and do all such further documents, acts, matters and things as shall be necessary or desirable to give effect to the provisions of this Agreement.

15.   CONTINUANCE

      The expiration or determination of this Agreement however arising shall not affect such of the provisions of this Agreement as are expressed to operate or to have effect after this Agreement and will be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

16.   NOTICE

16.1 A notice to be given by a party to another party under this Agreement must be:

      (a)   in writing;

      (b) directed to the recipient's address specified above or as varied by written notice; and

      (c) left at or sent by prepaid registered post, hand delivery, telex or facsimile to that address,

      and will be deemed to be duly given:

      (d)   on the day of delivery;

      (e)   3 days after the date of posting by prepaid registered post; or

      (f) if sent by telex or facsimile, when the answerback or message confirmation is received,

      as the case may be.

16.2 The provisions of this clause are in addition to any other mode of service permitted by law.

17.   SEVERANCE

17.1 If a provision of this Agreement is void or voidable by either party or unenforceable or illegal but would not be void or voidable or unenforceable or illegal as aforesaid if it were read down and it is capable of being read down, it must be read down accordingly.

17.2 If notwithstanding sub-clause 17.1 of this Agreement a provision of this Agreement is still void or voidable or unenforceable or illegal:

      (a) if the provision would not be void or voidable or unenforceable or illegal if a word or words (as the case may be) were omitted, that word or those words are hereby severed; and

      (b) in any other case, the whole provision is severed, and the remainder of this Agreement has full force and effect.

18.   PROPER LAW

      The validity, interpretation and performance of this Agreement will be governed by the laws of the State of Victoria and the parties submit to the exclusive jurisdiction of the Courts of that State and of any Courts competent to hear appeals those Courts. Without prejudice to any other permitted mode of service, service on a party of any writ of summons or notice thereof and of any other documents or pleadings in any action between the parties may be effected by delivering or leaving them at the address of the party to be served set out in this Agreement.

19.   ASSIGNMENT

19.1 This Agreement may be assigned by the Company to any successor in interest to its business or any part thereof.

19.2 The Executive shall not assign, transfer, convey, pledge or otherwise encumber this Agreement or his right title and interest herein.

20.   ENTIRE AGREEMENT

      This document embodies the entire understanding and the whole agreement between the parties hereto relative to the subject matter of this Agreement and all previous negotiations, representations, warranties, arrangements and statements (if any) whether expressed or implied with reference to the subject matter of this Agreement or to the intentions of any of the parties to this Agreement are merged in this Agreement and otherwise are hereby excluded and cancelled.

21.   NO WAIVER

21.1 The failure of a party at any time to require any performance by another party of a provision of this Agreement does not affect in any way the full right of the waiving party to require that performance subsequently.

21.2 The waiver by any party of a breach of a provision will not be deemed a waiver of all or part of that provision or any other provision or of the right of that party to avail itself of its rights subsequently.

21.3 Any waiver of a breach of this Agreement must be in writing signed by the party granting the waiver, and shall be effective only to the extent specifically set out in that waiver.

22.   MODIFICATION

      This Agreement may only be altered in writing signed by both parties.

23.   INTERPRETATION

      In this Agreement except to the extent that the context otherwise requires:

      (a) words importing the singular include the plural and vice versa and words importing a gender include other genders;

      (b) a reference to an Act of Parliament or Law or section or schedule of that Act or Law shall be read as if the words `or any statutory modification or re-enactment thereof or substitution thereof' were added to the reference and includes all statutory instruments issued under that Act or Law as at the date of this Agreement;

      (c) where a word or phrase is given a particular meaning, other parts of speech or grammatical forms of that word or phrase have corresponding meanings;

      (d) a reference to a party to this Agreement or any other document or agreement includes its successors and permitted assigns;

      (e) a reference to a party will be construed as a reference to a party to this Agreement;

      (f) a reference to a document or agreement including this Agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

      (g) headings, other than the word `AGREEMENT' on page 1, will be disregarded;

      (h) references to currency shall be construed as references to Australian currency;

      (i) a reference to writing includes typewriting, printing, lithography, photography and any other mode of representing or reproducing words in a permanent and visible form;

      (j) if any day appointed or specified by this Agreement for the payment of any money falls on a Saturday, Sunday or a day on which trading banks (as defined in the BANKING ACT 1959 of the Commonwealth) are not open for business in Melbourne (`Non Business Day'), the day so appointed or specified shall be deemed to be the next day which is not a Non Business Day.

EXECUTED as an agreement.


THE COMMON SEAL of MOLDFLOW PTY. LTD.  )        [SEAL]

                                       )
is affixed in accordance with          )
its articles of association            )
in the presence of:                    )

/s/ Tony Sherburn                          /s/ Hugh Henderson
 .......................................    .....................................
Secretary                                  Executive

SIGNED                                 )
by ALAN ROLAND THOMAS                  )
in the presence of:                    )

                                           /s/ A. Roland Thomas
 .......................................    .....................................
Signature of Witness                       Signature of #


 .......................................
Name of Witness (*Print)

                                  CONFIDENTIAL

                              REMUNERATION SCHEDULE

1.    DEFINITIONS

1.1   In this Schedule, unless a contrary intention appears from the context:

      `BURDEN OF FRINGE BENEFITS TAX' means the amount of fringe benefits tax payable by the Company referable to the particular benefits provided by the Company to the Executive multiplied by a factor determined by the following formula:

                                    1
                                 -------
                                 (1 - T)

      where T means the rate of tax payable by companies of the kind of the Company as prescribed by the INCOME TAX RATES ACT 1986 of the Commonwealth';

      `BURDEN OF NON DEDUCTIBILITY' means an amount calculated according to the following formula:

                                    1
                           A x   -------
                                 (1 - T)

      where:

      A means the actual cost to the Company of providing the particular benefits provided by the Company to the Executive

      T means the rate of tax payable by companies of the kind of the Company as prescribed by the INCOME TAX RATES ACT 1986 of the Commonwealth';

      `FBT ACT' means the FRINGE BENEFITS TAX ASSESSMENT ACT 1986 of the Commonwealth';

      `FRINGE BENEFITS' means fringe benefits within the meaning of the FBT
      Act';

      `INITIAL REMUNERATION PERIOD' means the calendar year commencing on the date of execution of the Principal Agreement;

      `PRINCIPAL AGREEMENT' means the Service Agreement to which this Schedule is annexed and forms part;

      `REMUNERATION PERIOD' means a calendar year the first day of which is the date of execution of the Principal Agreement or any anniversary of that date;

      `TOTAL REMUNERATION' means the total cost to the Company of paying salary and providing benefits to an Executive pursuant to clause 2.1(a) of this Schedule.

1.2 Each word or expression not defined in clause 1.1 of this Schedule but used in this Schedule and defined in the Principal Agreement will have the same meaning as defined in the Principal Agreement.

2.    REMUNERATION

2.1 In consideration of the service to be provided by the Executive and the covenants given by the Executive under the Principal Agreement, the Company shall pay or provide to or for the Executive:

      (a) during the initial Remuneration Period, Total Remuneration of $120,000 per annum to be paid or provided by the Company to the Executive by way of salary of such amount and benefits of such kinds and cost to the Company as the Company and the Executive may agree and in the absence of any such agreement to be paid and provided by the Company to the Executive entirely by way of salary; and

      (b) unless the Principal Agreement is terminated by the Company as a result of any act or default of the Executive, other than under clause 6.1(d), (h) or (i) $300,000 upon termination of the Principal Agreement except that the payment shall be $200,000 if the net profit before tax of Moldflow Pty Ltd for the financial year ending 30 June 1994 is less than $1,900,000. For the purpose of this clause the net profit before tax of Moldflow Pty Ltd shall be the amount agreed by its auditors to be the net profit before tax and shall be calculated in accordance with the same accounting principles observed by Moldflow Pty Ltd in preparing its budget for the financial year ending 30 June 1994.

      The Company must reimburse all reasonable and proper expenses incurred by the Executive in carrying out his duties in accordance with this Schedule and the Principal Agreement subject always to the presentation of fully supportable claims approved by the Company.

2.2 For the purposes of this Clause, the cost to the Company of any benefits provided by the Company to the Executive shall be the actual cost to the Company of providing such benefits (as determined by the Company and notified to the Executive) and shall include:

      (a) where the benefits are fringe benefits and are provided to the Executive prior to 1 April 1994 - the amount which would be the fringe benefits taxable amount (as defined in S.136(1) of the FBT
            Act) if calculated in respect of such benefits increased by the burden of Fringe Benefits Tax;

      (b) where the benefits are fringe benefits and are provided to the Executive on or after 1 April 1994 - the amount which would be the fringe benefits taxable amount (as defined in S.136AA of the FBT Act) if calculated in respect of such benefits; or

      (c) where the benefits are not fringe benefits and the Company is not entitled to an allowable deduction under the Income Tax Assessment Act in respect of such benefits - the burden of non deductibility.'

2.3 Where by the last day of a Remuneration Period the total cost to the Company of the benefits provided to the Executive does not equal the cost of the benefits agreed by the Company to be provided to the Executive for that Remuneration Period:

      (a) the balance then remaining to be provided to the Executive must be provided in such manner as the parties agree or failing such agreement in the form of additional salary; and

      (b) if the employment of the Executive is not then ceasing, the cost to the Company of any excess benefits provided during the remuneration period shall be deducted from the amount of the Total Remuneration to be paid or provided for the following Remuneration Period, or if the employment of the Executive has ceased an amount equal to the cost to the Company of such excess must be paid forthwith by the Executive to the Company.

3.    REVIEW OF REMUNERATION

3.1 The Company agrees that, while the Executive's employment continues under the Principal Agreement, for each Remuneration Period it must, at least 28 days prior to the expiration of such Period, review the level of Total Remuneration, and the components of that remuneration, to which the Executive shall be entitled in the following Remuneration Period.

3.2 The Company's decision in relation to the level of Total Remuneration for the following Remuneration Period pursuant to sub-clause 3.1 of this Schedule must be reasonable, and must not be less than the Total Remuneration paid during the initial Remuneration Period, but otherwise will be final and binding on the Executive.

3.3 The Executive will not be entitled to an increase in Total Remuneration otherwise than as a result of a review conducted pursuant to clause 3 of this Schedule.

3.4 As soon as is reasonable practicable following the review conducted pursuant to this clause by the Company, the Company shall provide to the Executive notice in writing of its decision. Where the Executive believes it to be appropriate and so notifies the Company, the Company must advise the Executive as soon as reasonably possible after the Executive's notification of the reasons upon which the decision was based.